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                                                                  Exhibit 23 (a)









            Consent of Independent Registered Public Accounting Firm

The Board of Directors
LESCO, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-49884, 333-33292, 333-92961, 333-38118, 333-22685, 333-82490, and
333-103637) on Form S-8 of LESCO, Inc. of our reports dated March 16, 2006, with respect to the consolidated balance sheets of LESCO, Inc. and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2005, and related financial statement schedule, and management's assessment of, and the effective operation of, internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 annual report on Form 10-K of LESCO, Inc. and subsidiaries.


/s/ KPMG LLP


Cleveland, Ohio
March 16, 2006